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                                   EXHIBIT 23






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-90891 on Form S-8 and Registration Statement Nos. 33-71798, 33-93914 and 333-37955 on Form S-3 of Dura Pharmaceuticals, Inc. of our report dated January 24, 2000 (March 20, 2000 as to the merger agreement with Spiros Development Corporation II, Inc. described in Note 6), appearing in this Annual Report on Form 10-K/A of Dura Pharmaceuticals, Inc. for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
July 27, 2000